SEVENTH AMENDMENT OF
AMENDED AND RESTATED PARTICIPATION AGREEMENT

This Seventh Amendment of the Amended and Restated Participation Agreement (the “Seventh Amendment”) is made and entered into as of this 1st day of July, 2008, by and between and Union Bank and Trust Company, a Nebraska banking corporation and trust company, solely in its capacity as trustee of various grantor trusts known as Short Term Federal Investment Trusts or other grantor trusts (“Trustee”) and National Education Loan Network, Inc., a Nevada corporation (“Nelnet”).

WHEREAS, the parties hereto entered into that certain Amended and Restated Participation Agreement dated as of June 1, 2001, as amended (the “Agreement”), and the parties hereto wish to amend the Agreement under the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Definitions. Unless otherwise expressly stated herein, capitalized terms in this Seventh Amendment shall have the same meanings given to them in the Agreement.

2. Adjustment of Participation Amount. For purposes of the Agreement and this Seventh Amendment, the maximum aggregate total of participation interests sold to Union Bank shall be $750 million, or such other amount as the parties may mutually agree upon from time to time.

3. Applicability of Agreement to Nelnet Affiliates. The terms of the Agreement applicable to Nelnet shall be fully applicable not only to Nelnet, but also Nelnet’s parent, Nelnet, Inc., and all direct or indirect subsidiaries of Nelnet, Inc., without necessity of those entities’ execution of this Amendment.

4. Change in Sixth Amendment. Effective as of July 1, 2008, the second sentence of Section 2 of the Sixth Amendment of Amended and Restated Participation Agreement dated as of December 12, 2005 between the parties is hereby deleted.

5. Effect of Amendment. This Seventh Amendment shall be effective as of the date first set forth above. Unless expressly modified or amended by this Amendment, all terms and provision contained in the Agreement shall remain in full force and effect without modification.

Union Bank and Trust Company, solely as in its capacity as trustee	National Education Loan Network, Inc.

By:	By:
Title:	Title: